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                                                                  EXHIBIT (4)(n)


                               CONTRACT DATA PAGE

CONTRACT NUMBER:                               ANNUITY SERVICE CENTER:
       P9999999999                             P. O. BOX 54299
                                               LOS ANGELES, CA 90054-0299

OWNER:                                         AGE AT ISSUE:
       JOHN DOE                                       35

ANNUITANT:                                     INITIAL PURCHASE PAYMENT:
       JOHN DOE                                        $25,000.00

SPECIFIED ANNUITY DATE:                        CONTRACT DATE:
       June 7, 2037                                   March 1, 2011

LATEST ANNUITY DATE:                            FIXED ACCOUNT OPTIONS
       March 1, 2071                            MINIMUM GUARANTEE RATE:
                                                       [1.0% - 3.0%]
BENEFICIARY:
       As named by You

SEPARATE ACCOUNT CHARGE:                       ANNUAL CONTRACT MAINTENANCE FEE:
       [1.65%]                                 $50.00

Of the above percentage, the charge for
guaranteed death benefit risk is [0%-0.35%]

SEPARATE ACCOUNT:  [Variable Annuity Account Five]

OPTIONAL ELECTIONS:                            OPTIONAL ELECTION DETAILS:
       Maximum Anniversary Value               See attached Endorsement ASE-6255


WITHDRAWAL CHARGE SCHEDULE: NONE




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